Exhibit 99.2

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE FINANCE CORPORATION

OFFER TO EXCHANGE

REGISTERED 8 3/4% SENIOR NOTES DUE 2018

FOR

ALL OUTSTANDING UNREGISTERED 8 3/4% SENIOR NOTES DUE 2018

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM,

NEW YORK CITY TIME, ON                     , 2012, UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Atlas Pipeline Partners, L.P. and Atlas Pipeline Finance Corporation (together, the “Issuers”) are offering, subject to the terms and conditions set forth in the prospectus, dated                     , 2011 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) their 8 3/4% Senior Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, for their outstanding unregistered 8 3/4% Senior Notes due 2018 (the “Outstanding Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement, dated as of November 21, 2011, by and among the Issuers, the Guarantors as defined in the Registration Rights Agreement, and Wells Fargo Securities, LLC, on behalf of the several initial purchasers. The Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes will not apply to the Exchange Notes.

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A form of letter which may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

4. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012, unless extended by the Issuers (the “Expiration Date”). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

In order to participate in the Exchange Offer, an agent’s message or other required documents should be sent to the Exchange Agent and a book-entry confirmation should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Prospectus and the Letter of Transmittal.

The Issuers, will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the Outstanding Notes held by them as nominee or in a fiduciary capacity. The Issuers will pay or cause to be paid all transfer taxes applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer, except as set forth in the Prospectus.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Atlas Pipeline Partners, L.P.

Atlas Pipeline Finance Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.